Exhibit 99

Form 3 Joint Filer Information

Name: Centro Saturn MergerSub LLC
Address: 580 West Germantown Pike
Suite 200
Plymouth Meeting, Pennsylvania 19462
Designated Filer: Centro Saturn LLC
Issuer & Ticker Symbol: Heritage Property Investment Trust, Inc. (NYSE: HTP) Date of Event Requiring Statement: July 9, 2006

Name: CPT Manager Limited ABN as trustee for Centro Property Trust ARSN
Address: Centro The Glen
Level 3 Corporate Offices
235 Springvale Road
Glen Waverly Victoria 3150
Australia
Designated Filer: Centro Saturn LLC
Issuer & Ticker Symbol: Heritage Property Investment Trust, Inc. (NYSE: HTP) Date of Event Requiring Statement: July 9, 2006